10f-3 Transactions Summary*
* Evergreen Compliance Department has
on file a checklist signed by the
portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
North Carolina Municipal Bond Fund
Security
North Carolina Medical Care Commission
Retirement Facilities First Mortgage
Revenue Bonds Series 2007A
Advisor
EIMCO
Transaction
 Date
10/31/07
Cost
$837,150,000
Offering Purchase
9.33%
Broker
Zeigler Capital Markets
Underwriting
Syndicate
Members
A.G. Edwards & Sons, Inc.
Ferris, Baker Watts, Inc.




Fund
North Carolina Municipal Bond Fund
Security
Charlotte-Mecklenburg Hospital Authority
Series 2007A
Advisor
EIMCO
Transaction
 Date
8/10/07
Cost
$9,500,000
Offering Purchase
4.47%
Broker
Banc of America
Underwriting
Syndicate
Members
Citigroup
Wachovia Bank



Fund
North Carolina Municipal Bond Fund
Security
North Carolina Housing Finance Agency
Home Ownership Revenue Bonds
(1998 Trust Agreement) Series 30-A Trust
Advisor
EIMCO
Transaction
 Date
9/21/2007
Cost
$6,235,000
Offering Purchase
9.59%
Broker
UBS Securities
Underwriting
Syndicate
Members
Banc of America Securities LLC
BB&T Capital Markets, Inc.
Citigroup Global Markets, Inc.
Wachovia Bank, N.A.